Exhibit 21.1
SUBSIDIARIES OF MARITRANS INC.

Maritrans Inc.		Delaware Corporation

Subsidiaries of Maritrans Inc.:

o	Maritrans Transportation Inc.	Delaware corporation
o	Maritrans Holdings Inc.	Delaware corporation
o	Maritrans Business Services Co. Inc.	Delaware corporation

Subsidiaries of Maritrans Transportation Company:

o	Maritrans General Partner Inc.	Delaware corporation
o	Maritrans Operating Company L.P.	Delaware limited partnership
o	Maritrans Barge Co.	Delaware corporation
o	Maritrans Tankers Inc.	Delaware corporation

Subsidiaries of Barge Co.:

o	Maritrans Liberty Co.	Nevada corporation
o	Maritrans Intrepid Co.	Nevada corporation
o	Maritrans Freedom Co.	Nevada corporation
o	Maritrans Navigator Co.	Nevada corporation
o	Maritrans Enterprise Co.	Nevada corporation
o	Maritrans Columbia Co.	Nevada corporation
o	Maritrans Honour Co.	Nevada corporation
o	Maritrans Valour Co.	Nevada corporation
o	Maritrans Independence Co.	Nevada corporation
o	Maritrans Seafarer Co.	Nevada corporation
o	Maritrans Constitution Co.	Nevada corporation
o	Maritrans Tug Co.	Nevada corporation
o	Maritrans 196 Co.	Nevada corporation
o	Maritrans 244 Co.	Nevada corporation
o	Maritrans 192 Co.	Nevada corporation
o	Maritrans 193 Co.	Nevada corporation
o	Maritrans 210 Co.	Nevada corporation
o	Maritrans 211 Co.	Nevada corporation
o	Maritrans 215 Co.	Nevada corporation
o	Maritrans 400 Co.	Nevada corporation
o	Maritrans 300 Co.	Nevada corporation
o	Maritrans 250 Co.	Nevada corporation
o	Maritrans 252 Co.	Nevada corporation

Subsidiaries of Tankers Inc.:

o	Maritrans Integrity Co.	Nevada corporation
o	Maritrans Perseverance Co.	Nevada corporation
o	Maritrans Diligence Co.	Nevada corporation
o	Maritrans Allegiance Co.	Nevada corporation